Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Talon Therapeutics, Inc.
South San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-185522, No. 333-182001, No. 333-178031, No. 333-172229, No. 333-145663, No. 333-135252, No. 333-126878 and No. 333-126877) of Talon Therapeutics, Inc. of our report dated April 1, 2013, relating to the financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

By:	/s/ BDO USA, LLP
San Jose, California

April 1, 2013